Exhibit (23)




                        CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the incorporation by reference in this Form 10-KSB of Monocacy Bancshares, Inc. for the year ended December 31, 1996 of our report dated January 31, 1997 which appears on page 21 of the 1996 Annual Report to Shareholders.



                                                               Stegman & Company



Towson, Maryland
March 24, 1997